P.01

No. 1098

GIANT MOTORSPORTS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
75,000,000 SHARES COMMON STOCK AUTHORIZED, $0.001 PAR VALUE

CUSIP 374524 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that Sample

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Giant Motorsports, Inc.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

COUNTERSIGNED
PACIFIC STOCK TRANSFER COMPANY
500 E Warm Springs Road, Suite 240
Las Vegas, NV 89119

By ____________
AUTHORIZED SIGNATURE

DATED

PRESIDENT

CORPORATE SEAL NEVADA

SECRETARY

OCT-20-2005 13:39